EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Acceptance Insurance Companies Inc. (the “Company”) for the nine months ended September 30, 2004, I, John E. Martin, President and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; provided, however, that the Company did not obtain a review of the unaudited interim financial statements in the Report by an independent registered public accounting firm as indicated in Part I, Item 1 of the Report; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John E. Martin
John E. Martin
Title: President and Chief Executive Officer

Acceptance Insurance Companies Inc.

Date: November 9, 2004

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